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               NEW ENGLAND WATER HEATER CO., INC.
                         Balance Sheet
                        At June 30, 1998
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, Subject to Adjustment)
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                             ASSETS
                             ------


  Current assets
      Cash                                                                $0.1
      Accounts receivable and unbilled revenue, less
                        reserves of $0.1                                                              0.1
      Prepaid expenses                                                     0.1
                                                                                                     ----
                        Total current assets                                                                              0.3

  Inventory                                                                0.1
  Fixed assets                                                             4.3
                                                                                                     ----
                        Total assets                                                                  4.7
                                                                     ====


          LIABILITIES AND PARENT COMPANY'S INVESTMENT
          -------------------------------------------

 Current liabilities
  Miscellaneous current and accrued liabilities                                                       0.1
  Deferred revenue                                                         0.2
                                                                                                     ----
    Total current liabilities                                              0.3

 Parent company's investment:
  Common stock and additional paid in capital                                                         4.3
  Retained Earnings                                                        0.1
                                                                                                     ----
    Total parent company's investment                                      4.4
                                                                                                     ----
      Total liabilities and parent company's investment                   $4.7
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